UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities.

As of June 1, 2021, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on June 23, 2021) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of June 1, 2021 (number of shares finalized on June 23, 2021)	15,507,823	$400,101,845

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Amended and Restated Bylaws

On June 28, 2021, the Fund’s bylaws were amended and restated (the “Amended and Restated Bylaws”) to remove the requirement that committees of the Fund’s Board of Trustees shall be composed entirely of Trustees who are not Interested Persons, as that term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Fund. The Audit Committee and the Nominating and Governance Committee each continues to be composed entirely of Trustees who are not Interested Persons of the Fund.

The Amended and Restated Bylaws became effective immediately.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

June 2021 Distributions

On June 29, 2021, the Fund declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1667	$0.0000	$0.1667
Class S Common Shares	$0.1667	$0.0183	$0.1484
Class D Common Shares	$0.1667	$0.0054	$0.1613

In addition to the monthly distribution discussed above, on June 29, 2021, the Fund declared a $0.1233 special distribution for each class of its Shares.

Both the regular and special distributions for each class of Shares discussed above are payable to shareholders of record as of the open of business on June 30, 2021 and will be paid on or about July 28, 2021. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of May 31, 2021, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of May 31, 2021
Class I Common Shares	$25.80
Class S Common Shares	$25.80
Class D Common Shares	$25.80

As of May 31, 2021, the Fund’s aggregate NAV was $4.1 billion, the fair value of its investment portfolio was $8.9 billion and it had $3.8 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.93 times.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	15,092,768	$0.4 billion
Class S Common Shares	42,866,403	$1.1 billion
Class D Common Shares	3,125,266	$0.1 billion
Private Offering:
Class I Common Shares	129,379,884	$3.3 billion
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	190,464,321	$4.8 billion

*	Amounts may not sum due to rounding.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: June 29, 2021	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary

3